As filed with the Securities and Exchange Commission on May 26, 2021

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RANPAK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	98-1377160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7990 Auburn Road

Concord Township, OH 44077

(Address of Principal Executive Offices, Including Zip Code)

Telephone: (440) 354-4445

(Registrant's telephone number, including area code)

Amended and Restated Ranpak Holdings Corp. 2019 Omnibus Incentive Plan

(Full title of the plan)

David Murgio

General Counsel

 7990 Auburn Road

Concord Township, OH 44077

Telephone: (440) 354-4445

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

John B. Meade

Lee Hochbaum

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.0001 per share	9,000,000	$22.04	$198,360,000	$21,641.08

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class A common stock, $0.0001 par value per share (“Common Stock”), of Ranpak Holdings Corp. (the “Company” or “Registrant”) (i) authorized for issuance under the Amended and Restated Ranpak Holdings Corp. Omnibus Incentive Plan, as amended and restated effective as of May 26, 2021 (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported a share of Common Stock on the New York Stock Exchange on May 19, 2021.

(3)	Rounded up to the nearest penny.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 9,000,000 shares of Common Stock that are issuable at any time or from time to time under the Plan.  Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on August 8, 2019 (Registration No. 333-233154), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 4, 2021 (Registration No. 001-38348);

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 7, 2021 (Registration No. 001-38348);

(c) The Company’s Current Reports on Form 8-K that have been filed, but not furnished, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Company’s Annual Report on Form 10-K referred to in clause (a) above; and

(d) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 333-220956), dated January 17, 2018, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in signature page hereof)
99.1*	Amended and Restated Ranpak Holdings Corp. 2019 Omnibus Incentive Plan

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on the 26th day of May 2021.

RANPAK HOLDINGS CORP.

By:	/s/ Omar Asali
	Name:	Omar Asali
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Omar Asali, William Drew and David Murgio, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Omar Asali	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 26, 2021
Omar Asali

/s/ William Drew	Chief Financial Officer (principal financial officer)	May 26, 2021
William Drew

/s/ Michael A. Jones	Director	May 26, 2021
Michael A. Jones

/s/ Thomas F. Corley	Director	May 26, 2021
Thomas F. Corley

/s/ Pamela El	Director	May 26, 2021
Pamela El

/s/ Robert C. King	Director	May 26, 2021
Robert C. King

/s/ Steve A. Kovach	Director	May 26, 2021
Steve A. Kovach

/s/ Salil Seshadri	Director	May 26, 2021
Salil Seshadri

/s/ Michael S. Gliedman	Director	May 26, 2021
Michael S. Gliedman

/s/ Alicia M. Tranen	Director	May 26, 2021
Alicia M. Tranen

/s/ Kurt Zumwalt	Director	May 26, 2021
Kurt Zumwalt